Exhibit 10.21

OCCAM NETWORKS, INC.

AMENDMENT TO INDEMNIFICATION AGREEMENT

THIS AMENDMENT TO INDEMNIFICATION AGREEMENT (this “Amendment”) is entered into as of August     , 2010 by and between Occam Networks, Inc., a Delaware corporation (the “Company”) and                               (“Indemnitee”).

WHEREAS, the Company and Indemnitee are parties to an Indemnification Agreement (the “Agreement”);

WHEREAS, the Company and Indemnitee desire to amend the Agreement as hereinafter set forth;

WHEREAS, pursuant to Section 10 of the Agreement, the Agreement may be amended by a writing executed by the Company and Indemnitee; and

WHEREAS, unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.             Amendment to Section 2 of the Agreement.  Section 2 of the Agreement is hereby amended by inserting a new Section 2(g) that reads in its entirety as follows:

“(g)         Primary Responsibility.   The Company acknowledges that Indemnitee has certain rights to indemnification and advancement of expenses provided by                       and certain affiliates thereof (collectively, the “Secondary Indemnitors”). The Company agrees that, as between the Company and the Secondary Indemnitors, the Company is primarily responsible for amounts required to be indemnified or advanced under the Company’s certificate of incorporation or bylaws or this Agreement and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations. The Company waives any right of contribution or subrogation against the Secondary Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Section 2(g). In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Company’s certificate of incorporation or bylaws or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Company’s certificate of incorporation or bylaws or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 2(g).”

2.             Amendment to Section 18 of the Agreement.  The Company’s address set forth in Section 18 of the Agreement is hereby amended and restated in its entirety as follows:

Occam Networks, Inc.

6868 Cortona Drive

Santa Barbara, California 93117

Attention: Chief Executive Officer

3.             Miscellaneous.

(a)           Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Amendment may be brought in the Delaware Court of Chancery, (ii) consent to submit to the jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Amendment, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

(b)           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives.

(c)           Continuing Agreement.  Except as specifically amended hereby, all of the terms of the Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

(d)           Execution in Counterparts.  This Amendment may be executed by facsimile signature and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Amendment of this Amendment.  No supplement, modification or amendment of this Amendment shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Amendment shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.  Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the date first written above.

COMPANY

OCCAM NETWORKS, INC.,
a Delaware corporation

By:

Name:

Title:

INDEMNITEE,
an individual

Indemnitee

Address:

[Amendment to Indemnification Agreement]